AMENDMENT TO EMPLOYMENT AGREEMENT


                  This Amendment to Employment Agreement ("Amendment") is entered into between William M. Burns ("Executive") and ICF Communication Solutions, Inc., a California corporation ("ICF") and COMC, Inc., a Delaware corporation and the sole shareholder of ICF ("COMC" and, collectively with ICF, the "Company"), effective December 21, 2001 (the "Effective Date").

                  WHEREAS, Executive and Company entered into an Employment Agreement dated August 10, 1999 ("Employment Agreement") and wish to amend the Employment Agreement as follows:

         1. Term of Employment. Section 2 of the Employment Agreement, entitled "Term of Employment" is amended and restated in its entirety to read as follows:

                  "2. Term of Employment. This Agreement shall commence on the date hereof (the "Employment Date"), and this Agreement, together with all obligations of Company and Executive hereunder, including but not limited to the obligations of Company under Section 4(a), shall continue until such time that the Amended and Restated Subordinated Note executed by COMC in favor of Executive in the original principal amount of $750,000, a copy of which is attached hereto as Exhibit II and incorporated herein in its entirety by this reference, is repaid in full according to its terms, or the Note or portion thereof is sold or otherwise transferred by Executive. Upon repayment of the
Note in full according to its terms, or the sale or transfer of the Note or any portion thereof, this Agreement and all obligations hereunder (other than Executive's obligations under Sections 10, 11, 14, 15 and 16 hereof, which shall continue according to their terms) shall terminate and be of no further force or effect (the "Termination Date")."

         2. Termination. Sections 7(a), 7(b), 7(c), 7(d), 7(f) and 7(g) of the Agreement are hereby deleted in their entirety, and Section 7(e) shall hereafter be Section 7(a).

         3. Compensation Upon Termination or During Disability. Section 8 shall be deleted in its entirety and upon Executive's death or disability, the Company shall pay Executive or Executive's estate all amounts that Executive would otherwise be entitled to for so long as the Amended and Restated Subordinated Note, or any portion thereof, remains unpaid.

         4. Nonsolicitation. Existing Section 14 and all references thereto shall be changed and renumbered as Section 17, and new Sections 14, 15 and 16 entitled Nonsolicitation, Notification of New Employer, and Equitable Relief, respectively, shall be added to the Agreement to read as follows:

                  "14. Nonsolicitation. Executive agrees that during the period of his or her employment with Company and for one year after the date of termination of his or her employment with Company, he or she will not:

                    (A) induce, solicit, recruit or encourage any employee of
               Company to leave the employ of Company, which means that he or she will not:


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                    (i) disclose to any third party the names, backgrounds or
                    qualifications of any employees or otherwise identify them as potential candidates for employment; or

                    (ii) personally or through any other person approach, recruit, interview or otherwise solicit employees to work for any other employer.

AND

                    (B) solicit, either on behalf of Executive or any third
               party, the business of any client or customer of Company:

                    (i) whose account Executive has been assigned to or whose account Executive has serviced during the one-year period prior to the date of Executive's termination of employment with Company, or (ii) using any Confidential Information of Company, either on behalf of Executive or any third party.

AND

                    (C) solicit the business of any prospective customer or
               client of Company:

                         (i) whose business Executive was involved in soliciting
                    or recruiting while employed by Company, or

                         (ii) using any Confidential Information of Company.

         Upon termination of employment, Company will provide Executive with a list of clients and/or customers covered by Paragraph 14(B). If Company fails, for any reason, to provide Executive with such list, or is unable, for any reason, to deliver such list to Executive, Executive acknowledges and agrees that he or she remains bound by Paragraph 14(B).

                  15. Notification to New Employer. If Executive leaves the Company's employ, Executive hereby consents to Company notifying Executive's new employer about Executive's rights and obligations under this Agreement.

                  16. Equitable Relief. Executive agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in this Agreement. Accordingly, Executive agrees that if Executive breaches this Agreement, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Executive further agrees that no bond or other security shall be required in obtaining such equitable relief and Executive hereby consents to such injunction's issuance and to the ordering of specific performance. In any legal proceeding commenced under this Paragraph 16, the losing party shall pay the prevailing party's actual attorneys' fees and expenses incurred in the preparation for, conduct of or appeal or enforcement of judgment from the proceeding. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise."



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         6. References to Agreement. Upon and after the effectiveness of this
Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

         7. Effect of Amendment. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects by Executive and Company.

         8. Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Executive or Company under the Agreement, as amended hereby, nor constitute a waiver of any provision of the Agreement, as amended hereby.

         9. Severability. If any one or more of the provisions contained in this Amendment is, for any reason, held to be unenforceable, that holding will not affect any other provision of this Amendment, but, with respect only to that jurisdiction holding the provision to be unenforceable, this Amendment shall then be construed as if such unenforceable provision or provisions had never been contained therein.

         10. Governing Law. This Amendment will be governed by California law.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the Effective Date.

                               "EXECUTIVE"

                               _______________________________
                               WILLIAM M. BURNS


                              "ICF"

                               ICF COMMUNICATION SOLUTIONS, INC., a
                               California corporation

                               By:  __________________________________
                                        Its:  ______________________________


                               By:  __________________________________
                                        Its:  ______________________________


                              "COMC"

                               COMC, INC., a Delaware corporation

                               By:  __________________________________
                                        Its:  ______________________________

                               By:  __________________________________
                                        Its:  ______________________________


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                                   Exhibit III

                                      Note